Exhibit 4.3.2

AUDIENCE, INC.

AMENDMENT NUMBER TWO TO THE AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amendment Number Two (the “Amendment”) to the Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of April 17, 2012 by and among Audience, Inc., a California corporation (the “Company”), Lloyd Watts, Ph.D. (the “Founder”), and certain holders of the Company’s Preferred Stock, as set forth on Exhibit A to the Agreement, including holders of the Series A-l Preferred Stock (the “Series A-l Holders”), Vulcan Ventures Inc. (the “Series A-2 Holder”), holders of the Company’s Series A-3 Preferred Stock (the “Series A-3 Holders”), holders of the Company’s Series AA Preferred Stock (the “Series AA Holders”), holders of the Company’s Series AA-1 Preferred Stock listed (the “Series AA-1 Holders”), holders of the Company’s Series B Preferred Stock (the “Series B Holders”), holders of the Company’s Series B-1 Preferred Stock (the “Series B-1 Holders”), holders of the Company’s Series C Preferred Stock (the “Series C Holders”), and holders of the Company’s Series D Preferred Stock (the “Series D Holders”), and holders of the Company’s Series E Preferred Stock (the “Series E Holders,” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and the Investors entered into the Agreement, dated as of February 3, 2012;

WHEREAS, the Company has amended the 2011 Equity Incentive Plan (the “2011 Plan”) to increase the number of shares authorized for issuance thereunder;

WHEREAS, the Investors wish to exclude all securities issued or issuable under the amended 2011 Plan from the right of first offer set forth in the Agreement;

WHEREAS, Section 3.4 of the Agreement provides that the Agreement may be amended or modified only upon written consent of the Company and the Investors holding at least 65% of the capital stock then held by the Investors as a group, not including the capital stock held by the Founder; and

WHEREAS, the Company and the undersigned Investors, representing greater than 65% of the capital stock held by the Investors as a group, not including the capital stock held by the Founder, desire to amend the Agreement as follows:

AGREEMENT

1. Section 2.3(d)(ii) of the Agreement is amended to read as follows:

“up to 200,591,263 shares (subject to adjustment for stock splits, stock dividends, reclassification or the like) of Common Stock or Common Stock Derivatives to employees, consultants or directors of the Company pursuant to a stock option plan or restricted stock plan approved by the Board of Directors;”

2. Except as specified in this Amendment, all terms and conditions of the Agreement shall continue in full force and effect.

3. This Amendment may not be altered, amended or modified in any way other than pursuant to Section 3.4 of the Agreement.

4. This Amendment shall be governed in all respects by the internal laws of the State of California, as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

5. This amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

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The parties have executed this Amendment Number Two to the Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY

AUDIENCE, INC.

By:	/s/ Peter Santos
Peter Santos, President and CEO

Address:	440 Clyde Avenue
Mountain View, CA 94043

FOUNDER:

/s/ Lloyd Watts
Lloyd Watts, Ph.D.

Address:	440 Clyde Avenue
Mountain View, CA 94043

SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO THE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

New Enterprise Associates 11, Limited Partnership
By its general partner, NEA Partners 11, Limited Partnership
By its general partner, NEA 11 GP, LLC

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer
Date:

NEA Ventures 2006, Limited Partnership

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice President
Date:

SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO THE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

Tallwood II, L.P.
Tallwood II Partners, L.P. Tallwood II Associates, L.P.
Tallwood II Annex, L.P.
By Tallwood II Management, LLC
Its general partner

By:	/s/ George Pavlov
Name:	George Pavlov
Title:	Authorized Signatory
Date:	April 17, 2012

SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO THE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

Tallwood I, L.P.
By Tallwood Management Co., LLC
Its general partner

By:	/s/ George Pavlov
Name:	George Pavlov
Title:	Authorized Signatory
Date:	April 17, 2012

Tallwood III, L.P.
Tallwood III Partners, L.P.
Tallwood III Associates, L.P.
By Tallwood III Management, LLC
Its general partner

By:	/s/ George Pavlov
Name:	George Pavlov
Title:	Authorized Signatory
Date:	April 17, 2012

SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO THE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS

Vulcan Ventures Incorporated

By:	/s/ Paul Ghaffari
Name:	Paul Ghaffari
Title:	Vice President
Date:

Vulcan Capital Venture Capital I LLC

By: Vulcan Capital Venture Capital Management I LLC, Its Manageer

By: Vulcan Ventures Incorporated, Its Managing Member

By:	/s/ Paul Ghaffari
Name:	Paul Ghaffari
Title:	Vice President
Date:

SIGNATURE PAGE TO AMENDMENT NUMBER TWO TO THE

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT